OFFERINGS PURCHASED BY NML VARIABLE ANNUITY FUNDS IN WHICH
                   R.W. BAIRD WAS IN UNDERWRITING GROUP*
                                 1Q   2000


                                        ------NML PARTICIPATION------
ISSUE/                              OFFER. SELLING      TOTAL &  % OF
ACCOUNT                             PRICE  CONCESSION   (000)    OFFERING

TURNSTONE SYSTEMS INC.
   VA SMALL CAP GRTH                $            $1.21  $151     0.17%
                                    29.00

HEIDRICK & STRUGGLES INTERNATIONAL
   VA SMALL CAP GRTH                $            $1.02  $208     0.21%
                                    33.00

DIGITAS INC.
   VA SMALL CAP GRTH                $            $1.09  $96      0.04%
                                    24.00

NET PLIANCE
   VA SMALL CAP GRTH                $            $0.75  $286     0.20%
                                    18.00

INTEGRATED INFORMATION SYSTEMS
   VA SMALL CAP GRTH                $            $0.63  $36      0.05%
                                    15.00

TIBCO SOFTWARE
   VA AGGRESSIVE GRTH               $106.0              $2,014   0.38%
                                    0      $3.015



*All companies have been in existence for 3 years
   NML complied with the 2 day waiting period for each offering post trade date
No shares were designated to Baird by NML for all offerings
            OFFERINGS PURCHASED BY MASON STREET  FUNDS IN WHICH
                   R.W. BAIRD WAS IN UNDERWRITING GROUP*
                                 4Q   1999


                                        ------NML PARTICIPATION------
    ISSUE/                       OFFER. SELLING      TOTAL &  % OF
    ACCOUNT                      PRICE  CONCESSION   (000)    OFFERING

    E-STAMP
        MSF - SMALL CAP GRTH                           $41    0.04%
        MSF - ASSET ALLOC        $            $0.71      43   0.04%
                                 17.00

    MARTHA STUART LIVING
         MSF - SMALL CAP GRTH                            $7   0.01%
         MSF - GROWTH STOCK      $            $0.76      83   0.06%
         MSF - ASSET ALLOC       18.00                   31   0.02%

    JNI CORP
        MSF - SMALL CAP GRTH     $            $0.79    $11    0.01%
        MSF - ASSET ALLOC.       19.00                   11   0.01%

    WEBVAN GROUP
        MSF - GROWTH STOCK       $            $0.54  $225     0.06%
        MSF - ASSET ALLOC.       15.00                   63   0.02%

    SCI QUEST.COM
        MSF - SMALL CAP GRTH     $            $0.67      $6   0.00%
        MSF - ASSET ALLOC.       16.00                     4  0.00%



*All companies have been in existence for 3 years
   NML complied with the 2 day waiting period for each offering post trade date
No shares were designated to Baird by NML for all offerings